PRESS RELEASE

Potash America, Inc.
PTAM Announce Drilling of Pit #1 Quarry

Reno, NV. – April 2, 2012 – Potash America, Inc. (OTCBB: PTAM), (“the Company”) is pleased to announce that drilling to ‘3-D’ map the “Pit #1” Quarry is scheduled to commence this week (Thursday April 5, 2012), subject to weather conditions.

Barry Wattenberg, President & CEO said, “We believe that this drilling project will provide us with a plan for development of the quarry and advance the commercial development of our Calcium-Montmorillonite deposit(s).”

This press release includes "forward-looking statements".  Statements which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future including, but not limited to, the commence of drilling, as well as the existence of any deposits and ability to commercialize the Pit 1 Quarry. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. The Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Contact:
Teresa Schaffer, shareholder/public relations
Tel: 1-877-745-3680
E-mail: teresaschaffer@jroycemedia.com